EXHIBIT 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of PTC Inc. (the “Company”) certifies that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 6, 2025	/S/ NEIL BARUA
Neil Barua President and Chief Executive Officer

Date:	February 6, 2025	/S/ KRISTIAN TALVITIE
Kristian Talvitie
Executive Vice President and Chief Financial Officer